CONSOLIDATED CONECTIV COMMON STOCKHOLDERS' EQUITY ACCOUNTS ADJUSTED FROM PURCHASED METHOD ACCOUNTING TO POOLING OF INTERESTS ACCOUNTING.

(DOLLARS IN THOUSANDS)                                             PAR VALUE             PAID IN CAPITAL
                                                                -----------------   -------------------------
                                                                COMMON                 COMMON
                                                                STOCK     CLASS A       STOCK        CLASS A
                                                                -------   -------   -------------------------
BALANCE AS OF MARCH 31, 1999                                    $ 1,008     $ 66     $ 1,464,599    $ 107,095

ADJUSTMENTS TO POOLING ACCOUNTING

     (a) Remove goodwill which resulted from valuing
         Atlantic Energy Inc. (AEI) based on its
         stock price as of the merger announcement                                      (132,902)

     (b) Recognize AEI's retained earnings on
         February 28, 1998 (the day prior to the (Merger)                               (224,663)

     (c) Recognize in earnings the direct merger costs capitalized under purchase accounting

     (d) Remove the earnings effect of amortizing goodwill and purchase accounting adjustments related to pension and other postretirement benefit obligations

PRO FORMA BALANCE AS OF MARCH 31, 1999, ASSUMING                -------     ----     -----------    ---------
     POOLING ACCOUNTING                                         $ 1,008     $ 66     $ 1,107,034    $ 107,095
                                                                =======     ====     ===========    =========

                                                                                                                        TOTAL
                                                                 RETAINED        TREASURY           UNEARNED           COMMON
                                                                 EARNINGS         STOCK               COMP.            EQUITY
                                                                 --------        --------           --------           ------
BALANCE AS OF MARCH 31, 1999                                    $ 281,682        $ (3,819)          $ (2,421)        $1,848,211

ADJUSTMENTS TO POOLING ACCOUNTING

     (a) Remove goodwill which resulted from valuing
         Atlantic Energy Inc. (AEI) based on its
         stock price as of the merger announcement                                                                     (132,902)

     (b) Recognize AEI's retained earnings on
         February 28, 1998 (the day prior to the Merger)          224,663                                                   --

     (c) Recognize in earnings the direct merger
         costs capitalized under purchase accounting              (50,728)                                              (50,728)

     (d) Remove the earnings effect of amortizing goodwill
         and purchase accounting adjustments related to
         pension and other postretirement benefit obligations       3,606                                                 3,606

PRO FORMA BALANCE AS OF MARCH 31, 1999, ASSUMING                ---------        --------           --------         ----------
     POOLING ACCOUNTING                                         $ 459,224        $ (3,819)          $ (2,421)        $1,668,187
                                                                =========        ========           ========         ==========


Conectiv's merger of Delmarva Power and Atlantic City Electric was accounted for using the purchase method of accounting for business combinations. Because of the purchase method, the retained earnings of Atlantic as of the merger date are excluded from Conectiv's consolidated retained earnings.